Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2025, relating to the financial statements of American Public Education, Inc. and the effectiveness of American Public Education, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of American Public Education, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

McLean, Virginia

June 10, 2025